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                                                                    Exhibit (c)3

                      [THE TURNER CORPORATION LETTERHEAD]

April 1, 1999

Dr. Hans-Wolfgang Koch
Dr. Bernhard Burklin
Hochtief
Opernplatz 2
45128 Essen, Germany


Gentlemen:

You have requested certain non-public information regarding The Turner Corporation and its subsidiaries (collectively, the "Company"), in connection with your consideration of a possible transaction between you and the Company (a "Transaction"). In consideration thereof, and as a condition to our furnishing such information to you, the Company hereby requests that you agree, as set forth below, to treat confidentially such information and any other non-public, confidential or proprietary information (in each case, regardless of the form in which it has been communicated or maintained) that the Company and its affiliates, directors, officers, employees, advisors, agents or representatives (including attorneys and financial advisors) furnish to you or your directors, officers, employees, agents, advisors, prospective bank or institutional lenders, affiliates or representatives of your agents, advisors, prospective lenders or affiliates (all of the foregoing collectively referred to as "your Representatives"), whether furnished before or after the date of this letter agreement (the "Agreement"), and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by you or others, which are based on, contain or otherwise reflect such information (collectively, the "Evaluation Material").

The term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by you or your Representatives, (ii) was already in your possession or was independently developed by you without violation of this Agreement prior to its disclosure to you by the Company, its representatives or its agents, or (iii) becomes available to you on a non-confidential basis from a source other than the Company, its representatives or its agents, provided that such source is not, to your knowledge after reasonable investigation, bound by a confidentiality agreement with the Company, its representatives or its agents or otherwise prohibited from transmitting the information to you or your Representatives by a contractual, legal or fiduciary obligation.


                                                                    continued...


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TO:    DR. HANS-WOLFGANG KOCH                                             4/1/99
       DR. BERNHARD BURKLIN                                               PAGE 2

You agree that you and your Representatives will not use any of the Evaluation Material for any reason or purpose other than to evaluate a possible Transaction. Unless and until you have consummated a Transaction pursuant to a definitive agreement between you and the Company, you agree that the Evaluation Material will be kept strictly confidential by you and your Representatives and, except with the specific prior written consent of the Company or as expressly otherwise permitted by the terms hereof, will not be disclosed by you or your Representatives. You may disclose the Evaluation Material to those of your Representatives who require such material for the purpose of evaluating a possible Transaction (it being understood that prior to such disclosure, each such Representative shall be informed by you of the confidential nature of the Evaluation Material and acknowledge its obligations under this Agreement to the same extent as if it were a part hereto). You agree that you will be responsible for any breach of this Agreement by any of your Representatives.

Without prior written consent of the Company, you and your Representatives will not disclose to any person (subject to the following paragraph): (1) the fact that the Evaluation Material has been made available to you or that you have inspected any portion of the Evaluation Material, (2) the fact that any discussions or negotiations are taking place concerning a possible Transaction, or (3) any of the terms, conditions or other facts with respect to any possible Transaction, including the status thereof, unless and only to the extent that such disclosure (after making reasonable efforts to avoid such disclosure and after advising and consulting with the Company about your intentions to make, and the proposed contents of, such disclosure), is, in the opinion of your counsel, required by the applicable United States securities laws or the requirements of the New York Stock Exchange. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

Furthermore, without your written prior consent, the Company, its directors, officers, employees and agents will not disclose to any person (1) the fact that any discussion or negotiations are taking place concerning the possible Transaction, or (2) any of the terms, conditions or other facts with respect to any possible Transaction, including the status thereof, unless and only to the extent that such disclosure (after making reasonable efforts to avoid such disclosure and after advising and consulting with you about the Company's counsel, required by the applicable United States securities laws or the requirements of the New York Stock Exchange).

In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any of the Evaluation Material, it is agreed that you or such Representative, as the case may be, will (i) provide the Company with prompt notice of the existence of and the terms and circumstances surrounding such request(s) and (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such request. In the event that disclosure of such information is required, you or such Representative may furnish that portion (and only that portion) of the Evaluation Material which, in the opinion of your counsel, you are legally compelled to disclose and you will cooperate with the Company in the Company's efforts to obtain an order or other reliable assurance that confidential treatment will be accorded any Evaluation Material so furnished.

                                                                    continued...


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TO:    DR. HANS-WOLFGANG KOCH                                           4/1/99
       DR. BERNHARD BURKLIN                                             PAGE 3


In addition, you hereby acknowledge that you are aware (and that your Representatives who receive any Evaluation Material will be advised) that the United States securities laws restrict persons with material non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.

In view of the fact that the Evaluation Material consists of confidential and non-public information, you agree that for a period of two years from the date of this Agreement, unless such shall have been specifically invited in writing by the Company, neither you nor any of your affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any voting securities of the Company;
(c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (d) take any action which might force the Company to make a public announcement or arrangements with any third party with respect to any of the foregoing. You also agree during such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).

Without the prior written consent of the Company, (1) neither you nor those of your Representatives who are aware of the Evaluation Material and/or the possibility of a Transaction will initiate or cause to be initiated any communications with any employee of the Company concerning the Evaluation Material or any possible transaction and (2) none of your Representatives will, for the two year period from the date of this Agreement, initiate or maintain contact (except for those contacts being made in the ordinary course of business) with any officer, director or employee of the Company regarding the business, operations, prospects or financing of the Company or the employment of any officer, director or employee of the Company; provided, however, that nothing herein shall restrict or preclude your right to make generalized searches for employees by use of advertisements in the media (including trade media) which are not targeted on employees of the Company or respond to any employee who contacts you regarding his or her own employment with you entirely on his or her own initiative without any direct or indirect solicitation by you.


                                                                    continued...


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TO:    DR. HANS-WOLFGANG KOCH                                          4/1/99
       DR. BERNHARD BURKLIN                                            PAGE 4

If you decide that you do not wish to proceed with a Transaction, you will promptly inform the Company in writing of that decision. In that case, or upon the written request of the Company, you will promptly deliver to the Company all documents or other materials furnished by the Company to you or your Representatives constituting Evaluation Material, together with all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of you or your Representatives. In the event of such decision or request, all other documents or other matter constituting Evaluation Material in the possession of you or your Representatives will be destroyed, with any such destruction confirmed by you in writing to the Company. Notwithstanding the return or destruction of Evaluation Material, you and your Representatives will continue to be bound by your obligations (including, without limitation, your obligation of confidentiality) hereunder.

Although you understand that the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you further understand and acknowledge that neither the Company nor its agents or its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by the Company, its agents or representatives. You agree that neither the Company nor its agents or its representatives nor any of their respective officers, directors, employees, agents or control persons (within the meaning of the Exchange Act) shall have any liability to you or any other party (including, without limitation, any of your Representatives) resulting from the use of the Evaluation Material by you or such Representatives. Only those representations and warranties that may be made to you or your affiliates in a definitive written agreement for a Transaction, when, as and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect, and you agree that if you determine to engage in a Transaction such determination will be based solely on the terms of such written agreement and on your own investigation, analysis and assessment of the business to be acquired. Moreover, unless and until such a definitive written agreement is entered into, none of the Company, or its agents, representatives or affiliates or you or your Representatives will be under any legal obligation of any kind whatsoever with respect to any such Transaction by virtue of (i) this Agreement or (ii) any written or oral expression with respect to such a Transaction by any of the Company's directors, officers, employees, agents, advisors or representatives, except for the matters specifically agreed to in this Agreement. Without limiting the generality of the foregoing, you specifically acknowledge and agree that the Company may conduct and change the process with respect to any possible Transaction as it in its sole discretion shall determine, including, without limitation, at any time terminating access to the Evaluation Material by you and your Representatives, rejecting any and all offers without stating reasons, and negotiating with one or more other parties and entering into a definitive agreement for a Transaction without prior notice to you or any other person. You agree and acknowledge that the Company has not granted you any license, copyright, or similar right with the respect to any of the Evaluation Material or any other information provided to you by the Company or its representatives. The agreements set forth in this Agreement may be modified or waived only by a separate writing signed by the Company and you expressly so modifying or waiving such agreements.

                                                                    continued...


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TO:    DR. HANS-WOLFGANG KOCH                                         4/1/99
       DR. BERNHARD BURKLIN                                           PAGE 5

You acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by you or your Representatives and that any such breach would cause the Company irreparable harm. Accordingly, you also agree that in the event of any breach or threatened breach of this Agreement by you or your Representatives, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. In the event of any litigation relating to this Agreement, if a court of competent jurisdiction determines that you or any of your Representatives have breached this Agreement, you shall be liable and pay to the Company the reasonable legal fees incurred by the Company in connection with such litigation, including any appeal therefrom.

It is understood and agreed that no failure or delay by the Company in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

The invalidity or unenforeceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision this Agreement, which shall remain in full force and effect.

You agree and consent to personal jurisdiction and service and venue in any federal or state court within the State of New York having subject matter jurisdiction, for the purposes of any action, suit or proceeding arising out of or relating to this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

Please sign in the space provided below and return one fully executed copy hereof to the undersigned, whereupon this will constitute our agreement with respect to the subject matter hereof.

Sincerely,


/s/ E.T. Gravette, Jr.



Confirmed and agreed to as of the date first above written:



By:___________________________

Title:

ETG/pak